UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2015, Todd M. Ricketts, who joined the Board of Directors of TD Ameritrade Holding Corporation effective January 1, 2015 as the designee of the Ricketts parties under TD Ameritrade’s stockholders agreement, dated June 22, 2005, as amended (“Stockholders Agreement”), was elected to remain on the board as an independent director, effective February 18, 2016. The Ricketts shareholders will cease to be parties to the Stockholders Agreement on January 24, 2016, which then requires Mr. Ricketts to resign as a director the day prior to the next annual stockholders meeting.
On December 22, 2015, Irene R. Miller, a designee of The Toronto-Dominion Bank, was elected to the board of directors as a Class II director under the terms of the Stockholders Agreement, effective immediately, and V. Ann Hailey was elected to the board of directors as a Class III and independent director, effective January 1, 2016.
Each of Mr. Ricketts and Mses. Miller and Hailey will be entitled to receive compensation under the terms of the TD Ameritrade Holding Corporation 2006 Directors Incentive Plan (which is described in TD Ameritrade’s proxy statement filed with the SEC on January 2, 2015 and incorporated herein), and each of Ms. Hailey and Ms. Miller will enter into an Indemnification Agreement with TD Ameritrade described in Item 1.01 of the current report on Form 8-K filed with the SEC on November 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 29, 2015	TD AMERITRADE HOLDING CORPORATION

By: /s/ ELLEN L.S. KOPLOW
Ellen L.S. Koplow
Executive Vice President, General Counsel

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